UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 8, 2010
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-52105 (Commission File Number)	94-3030279 (I.R.S. Employer Identification No.)

27422 Portola Parkway, Suite 350 Foothill Ranch, California (Address of Principal Executive Offices)	92610-2831 (Zip Code)
(949) 614-1740
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     On June 8, 2010, Kaiser Aluminum Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders. Below are the matters that were voted upon at the meeting and the final voting results as reported by the Company’s inspector of elections.
(1)	Election of Directors — The stockholders elected three Class I directors, each for a term expiring at the Company’s 2013 Annual Meeting of Stockholders.

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Alfred E. Osborne, Jr.	15,826,008	832,119	794,386
Jack Quinn	15,977,395	680,732	794,386
Thomas M. Van Leeuwen	15,826,043	832,084	794,386
     The other directors, whose term continued after the 2010 Annual Meeting of Stockholders, are Carolyn Bartholomew, David Foster, Jack A. Hockema, Teresa A. Hopp, William F. Murdy, and Brett E. Wilcox. In addition, there is one vacancy on the board.
(2)	Approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan — The stockholders approved the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan.

For	Against	Abstain	Broker Non-Votes
13,850,730	2,804,367	3,030	794,386
(3)	Ratification of the Selection of Independent Registered Public Accounting Firm — The stockholders ratified the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for 2010.

For	Against	Abstain
16,996,300	455,252	961

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
By:	/s/ John M. Donnan
John M. Donnan
Senior Vice President, Secretary and General Counsel

Date: June 9, 2010